EXHIBIT 7

RATIO OF EARNINGS TO FIXED CHARGES

CRH GAAP		2010	2009	2008	2007	2006
		IFRS	IFRS	IFRS	IFRS	IFRS
Earnings:
Pre-tax income pre-Minority Interests	euro’m	534	732	1,628	1,904	1,602
Add back Share of Equity Investee Interest	euro’m	-	-	-	-	-
Add back Share of JV Interest	euro’m	7	7	13	14	17
Deduct Share of Equity Investee PBIT - JVs	euro’m	(68)	(94)	(137)	(113)	(43)
Deduct Share of Equity Investee PBIT - Associates	euro’m	-	-	-	-	-
Deduct Share of Equity Investee PAT - Associates	euro’m	(28)	(48)	(61)	(64)	(47)
Deduct Share of Equity Investee Loss on Asset Sale	euro’m	(1)	(1)	(1)	-	(5)
Add Share of Equity Investee Goodwill Amortisation	euro’m	-	-	-	-	-
Add back Fixed Charges	euro’m	499	493	529	456	374
Add Back Amortised Capitalised Interest	euro’m	-	-	-	-	-
Distributed Income of Equity Investees	euro’m	96	89	88	61	51
Deduct Interest Capitalised	euro’m	(9)	-	-	-	-
Preference dividends of consolidated Subsidiaries	euro’m	-	-	-	-	-
Minority Interest in subsidiaries not incurring fixed charges	euro’m	-	-	-	-	-
	euro’m	1,030	1,178	2,059	2,258	1,949
Fixed charges:
Interest expensed	euro’m	379	377	411	358	295
Interest capitalised	euro’m	9	10	13	3
Amortised premiums and discounts related to indebtedness	euro’m	-	-	-	-	-
Amortised expenses related to indebtedness	euro’m	-	-	-	-	-
Estimated Interest element rental expense (see sheet 2)	euro’m	111	106	105	95	79
Preference dividends of consolidated Subsidiaries	euro’m	-	-	-	-	-
	euro’m	499	493	529	456	374
Ratio of earnings to fixed charges	CRH GAAP	2.1	2.4	3.9	5.0	5.2

		2010	2009	2008	2007	2006
		IFRS	IFRS	IFRS	IFRS	IFRS
Pre-tax income under CRH GAAP	euro’m					1,602
US GAAP Adjustments
Stock-based employee compensation	euro’m					(71)
Goodwill Amortisation	euro’m					(29)
Asset Retirement Obligations	euro’m					-
Provisions/Discounting	euro’m					3
Gains/(losses) on hedging instruments	euro’m					(1)
Adjustment to eliminate Revaluation Surplus:
- depreciation	euro’m					-
- profit on disposal	euro’m					-
Pensions	euro’m					(58)
Mineral Reserves Depletion	euro’m					(7)
Debt Issue Expenses Incurred and written-off	euro’m					-
Amortisation of Issue Expenses	euro’m					-
Pre-tax income under US GAAP	euro’m					1,439

US GAAP		2010	2009	2008	2007	2006
Earnings:
Pre-tax income pre-Minority Interests	euro’m					1,439
Add back Share of Equity Investee Interest	euro’m
Add back Share of JV Interest	euro’m					17
Deduct Share of JV PBIT	euro’m					(43)
Deduct Share of Equity Investee PAT - Associates						(47)
Deduct Share of Equity Investee Loss on Asset Sale	euro’m					(5)
Add Share of Equity Investee Goodwill Amortisation	euro’m					-
Add back Fixed Charges	euro’m					374
Add Back Amortised Capitalised Interest	euro’m					-
Distributed Income of Equity Investees	euro’m					51
Deduct Interest Capitalised	euro’m					-
Preference dividends of consolidated Subsidiaries	euro’m					-
Minority Interest in subsidiaries not incurring fixed charges	euro’m					-
	euro’m					1,786
Fixed charges:
Interest expensed	euro’m					295
Interest capitalised	euro’m					-
Amortised premiums and discounts related to indebtedness	euro’m					-
Amortised expenses related to debt - CRH GAAP	euro’m					-
Amortised expenses related to indebtedness	euro’m					-
Estimated Interest element within rental expense	euro’m					79
Preference dividends of consolidated Subsidiaries	euro’m					-
	euro’m					374
Ratio of earnings to fixed charges	US GAAP					4.8